UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 18, 2022
Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Cardinal Way
Redwood City, CA 94063
(Address of principal executive offices, including zip code)

(650) 656-9323
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 18, 2022, Adverum Biotechnologies, Inc. received a letter from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market notifying Adverum that for the last 30 consecutive business days the bid price of Adverum’s common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements of Nasdaq listing rule 5450(a)(1).

The notification received has no immediate effect on the listing of Adverum’s common stock on Nasdaq. In accordance with listing rule 5810(c)(3)(A), Adverum has 180 calendar days, or until May 17, 2023, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of Adverum’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days (or such longer period of time as the Nasdaq staff may require in some circumstances, but generally not more than 20 consecutive business days) before May 17, 2023.

If Adverum’s common stock does not achieve compliance by May 17, 2023, Adverum may be eligible for an additional 180-day period to regain compliance if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq staff that Adverum will not be able to cure the deficiency, or if Adverum does not meet the other listing standards, Nasdaq could provide notice that Adverum’s common stock will become subject to delisting. In the event Adverum receives notice that its common stock is being delisted, Nasdaq rules permit Adverum to appeal any delisting determination by the Nasdaq staff to a Hearings Panel.

Adverum currently meets the continued listing requirement for market value of publicly held shares and all other initial listing standards of The Nasdaq Stock Market, with the exception of the bid price requirement. Adverum intends to actively monitor the closing bid price of its common stock between now and May 17, 2023, and will evaluate available options to resolve the deficiency and regain compliance with the minimum bid price rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVERUM BIOTECHNOLOGIES, INC.

Date: November 23, 2022	By:	/s/ Laurent Fischer
Laurent Fischer, M.D. President and Chief Executive Officer